Exhibit 99.1

TTM Technologies, Inc., Q2’18	Contact:
Sameer Desai,
Senior Director, Corporate
Development & Investor Relations
Sameer.desai@ttmtech.com
714-327-3050

TTM Technologies, Inc. Reports Fiscal Second Quarter 2018 Results

COSTA MESA, CA – August 1st, 2018 – TTM Technologies, Inc. (NASDAQ:TTMI), a leading global printed circuit board (“PCB”) manufacturer, today reported results for the second quarter of fiscal 2018, which ended July 2nd, 2018. The financial results provided below for the second quarter include a partial quarter contribution from the acquisition of Anaren, Inc. (“Anaren”), which was completed on April 18th, 2018.

Second Quarter 2018 Highlights

-	Net sales were $716.9 million

-	GAAP net income was $84.0 million, or $0.65 per diluted share

-	Non-GAAP net income was $52.3 million, or $0.48 per diluted share

-	Completed the acquisition of Anaren, Inc.

-	Cash flow from operations of $55.6 million

Second Quarter 2018 Financial Results

Net sales for the second quarter of 2018 were $716.9 million, compared to $627.2 million in the second quarter of 2017 and $663.6 million in the first quarter of 2018.

GAAP operating income for the second quarter of 2018 was $31.7 million, compared to $45.1 million in the second quarter of 2017 and $30.0 million in the first quarter of 2018.

GAAP net income for the second quarter of 2018 was $84.0 million, or $0.65 per diluted share. This compares to $20.6 million, or $0.18 per diluted share, in the second quarter of 2017 and $10.1 million, or $0.09 per diluted share, in the first quarter of 2018. The current quarter results reflect the release of a tax valuation allowance of $74.6 million.

On a non-GAAP basis, net income for the second quarter of 2018 was $52.3 million, or $0.48 per diluted share. This compares to non-GAAP net income of $33.3 million, or $0.31 per diluted share, for the second quarter of 2017 and $28.0 million, or $0.26 per diluted share, in the first quarter of 2018.

Adjusted EBITDA for the second quarter of 2018 was $115.9 million, or 16.2 percent of net sales, compared to adjusted EBITDA of $85.5 million, or 13.6 percent of net sales, for the second quarter of 2017 and $83.2 million, or 12.5 percent of net sales, for the first quarter of 2018.

“In the second quarter, TTM delivered strong results.” said Tom Edman, CEO of TTM. “We were pleased to see solid year over year growth from the aerospace and defense, automotive, computing and medical/industrial/instrumentation end markets that more than offset weakness in our cellular end market. Further, Anaren’s contribution in the quarter was better than forecasted. Longer term, Anaren’s deep RF expertise will strengthen TTM’s ability to engage with customers at the design stage in order to provide more value added solutions.”

Business Outlook

For the third quarter of 2018 TTM estimates that revenue will be in the range of $730 million to $770 million, and non-GAAP net income will be in the range of $0.41 to $0.47 per diluted share.

TTM Technologies, Inc., Q2’18	Contact:
Sameer Desai,
Senior Director, Corporate
Development & Investor Relations
Sameer.desai@ttmtech.com
714-327-3050

To Access the Live Webcast/Conference Call

TTM will host a conference call and webcast to discuss second quarter 2018 results and third quarter 2018 outlook on Wednesday, August 1st, 2018, at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time). The conference call will include forward-looking statements.

Telephone access is available by dialing domestic 800-289-0438 or international 323-794-2423 (ID 2502044). The conference call also will be webcast on TTM’s website at www.ttm.com.

To Access a Replay of the Webcast

The replay of the webcast will remain accessible for one week following the live event on TTM’s website at www.ttm.com.

About TTM

TTM Technologies, Inc. is a leading global printed circuit board manufacturer, focusing on quick-turn and volume production of technologically advanced PCBs, backplane assemblies and electro-mechanical solutions as well as a global designer and manufacturer of high-frequency radio frequency (RF) and microwave components and assemblies. TTM stands for time-to-market, representing how TTM’s time-critical, one-stop manufacturing services enable customers to shorten the time required to develop new products and bring them to market. Additional information can be found at www.ttm.com.

Forward-Looking Statements

This release contains forward-looking statements that relate to future events or performance. TTM cautions you that such statements are simply predictions and actual events or results may differ materially. These statements reflect TTM’s current expectations, and TTM does not undertake to update or revise these forward looking statements, even if experience or future changes make it clear that any projected results expressed or implied in this or other TTM statements will not be realized. Further, these statements involve risks and uncertainties, many of which are beyond TTM’s control, which could cause actual results to differ materially from the forward-looking statements. These risks and uncertainties include, but are not limited to, general market and economic conditions, including interest rates, currency exchange rates and consumer spending, demand for TTM’s products, market pressures on prices of TTM’s products, warranty claims, changes in product mix, contemplated significant capital expenditures and related financing requirements, TTM’s dependence upon a small number of customers and other factors set forth in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s public reports filed with the SEC.

About Our Non-GAAP Financial Measures

This release includes information about TTM’s adjusted EBITDA, non-GAAP net income and non-GAAP earnings per share, all of which are non-GAAP financial measures. TTM presents non-GAAP financial information to enable investors to see TTM through the eyes of management and to provide better insight into TTM’s ongoing financial performance.

A material limitation associated with the use of the above non-GAAP financial measures is that they have no standardized measurement prescribed by GAAP and may not be comparable to similar non-GAAP financial measures used by other companies. TTM compensates for these limitations by providing full disclosure of each non-GAAP financial measure and reconciliation to the most directly comparable GAAP financial measure. However, the non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

TTM Technologies, Inc., Q2’18	Contact:
Sameer Desai,
Senior Director, Corporate
Development & Investor Relations
Sameer.desai@ttmtech.com
714-327-3050

With respect to the Company’s outlook for non-GAAP net income per diluted share, we are unable to predict with reasonable certainty or without unreasonable effort certain items that may affect such measure calculated and presented in accordance with GAAP. Our expected non-GAAP net income per diluted share excludes primarily the future impact of restructuring actions, impairment charges, unusual gains and losses, and tax adjustments. These reconciling items are highly variable and difficult to predict due to various factors outside of management’s control and could have a material impact on our future period net income per diluted share calculated and presented in accordance with GAAP. Accordingly, a reconciliation of non-GAAP net income per diluted share to such measure calculated and presented in accordance with GAAP is not available without unreasonable effort and has not been provided.

- Tables Follow -

TTM TECHNOLOGIES, INC.

Selected Unaudited Financial Information

(In thousands, except per share data)

	Second Quarter		First Quarter	First Two Quarters
	2018	2017	2018	2018	2017
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
Net sales	$716,887	$627,182	$663,582	$1,380,469	$1,252,429
Cost of goods sold	600,747	531,315	574,904	1,175,651	1,051,543

Gross profit	116,140	95,867	88,678	204,818	200,886

Operating expenses:
Selling and marketing	18,619	15,851	17,628	36,247	32,506
General and administrative	45,721	29,885	34,127	79,848	60,707
Amortization of definite-lived intangibles	19,489	5,910	5,861	25,350	11,822
Restructuring charges	577	416	1,061	1,638	1,025
(Gain)/loss on sale of assets	—	(1,251)	—	—	(2,800)

Total operating expenses	84,406	50,811	58,677	143,083	103,260

Operating income	31,734	45,056	30,001	61,735	97,626

Interest expense	(20,453)	(12,922)	(13,747)	(34,200)	(26,518)
Other, net	6,178	(5,825)	(1,107)	5,071	(7,535)

Income before income taxes	17,459	26,309	15,147	32,606	63,573
Income tax (provision) / benefit	66,545	(5,558)	(5,050)	61,495	(9,697)

Net income	$84,004	$20,751	$10,097	$94,101	$53,876

Net income attributable to noncontrolling interest	—	(160)	—	—	(326)

Net income attributable to stockholders	$84,004	$20,591	$10,097	$94,101	$53,550

Earnings per share attributable to stockholders:
Basic	$0.81	$0.20	$0.10	$0.91	$0.53
Diluted	$0.65	$0.18	$0.09	$0.75	$0.46

Weighted-average shares used in computing per share amounts:
Basic	103,553	101,756	102,508	103,030	101,344
Diluted	134,721	133,224	107,517	134,088	132,073

Reconciliation of the numerator and denominator used to calculate basic earnings per share and diluted earnings per share:

Net income attributable to stockholders	$84,004	$20,591	$94,101	$53,550
Add back items: interest expense, net of tax	3,587	3,432	7,135	6,826

Adjusted net income attributable to stockholders	$87,591	$24,023	$101,236	$60,376

Weighted-average shares outstanding	103,553	101,756	103,030	101,344
Dilutive effect of convertible debt	25,938	25,940	25,938	25,940
Dilutive effect of warrants	3,854	3,924	3,517	3,054
Dilutive effect of performance-based stock units, restricted stock units & stock options	1,376	1,604	1,603	1,735

Diluted shares	134,721	133,224	134,088	132,073

Earnings per share attributable to stockholders:
Basic	$0.81	$0.20	$0.91	$0.53
Diluted	$0.65	$0.18	$0.75	$0.46

SELECTED BALANCE SHEET DATA

	July 2, 2018	January 1, 2018
Cash and cash equivalents, including restricted cash	$204,100	$409,326
Accounts and notes receivable, net	541,587	483,903
Contract assets	300,717	—
Inventories	121,285	294,588
Total current assets	1,202,639	1,221,307
Property, plant and equipment, net	1,072,578	1,056,845
Other non-current assets	1,203,715	503,730
Total assets	3,478,932	2,781,882

Short-term debt, including current portion of long-term debt	$40,729	$4,578
Accounts payable	448,455	497,455
Total current liabilities	689,276	720,356
Debt, net of discount	1,555,425	975,479
Total long-term liabilities	1,648,363	1,050,146
Total equity	1,141,293	1,011,380
Total liabilities and equity	3,478,932	2,781,882

SUPPLEMENTAL DATA

	Second Quarter		First Quarter	First Two Quarters
	2018	2017	2018	2018	2017
Gross margin	16.2%	15.3%	13.4%	14.8%	16.0%
Operating margin	4.4%	7.2%	4.5%	4.5%	7.8%

End Market Breakdown:

	Second Quarter		First Quarter
	2018	2017	2018
Aerospace/Defense	24%	17%	18%
Automotive	19%	20%	20%
Cellular Phone	8%	13%	15%
Computing/Storage/Peripherals	15%	14%	12%
Medical/Industrial/Instrumentation	14%	15%	15%
Networking/Communications	17%	20%	16%
Other	3%	1%	4%

Stock-based Compensation:

	Second Quarter		First Quarter
	2018	2017	2018
Amount included in:
Cost of goods sold	$829	$639	$529
Selling and marketing	545	386	374
General and administrative	4,493	3,975	2,719

Total stock-based compensation expense	$5,867	$5,000	$3,622

Operating Segment Data:

	Second Quarter		First Quarter
	2018	2017	2018
Net sales:
PCB	$596,461	$576,566	$619,329
Anaren	62,011	—	—
E-M Solutions	61,842	52,898	47,151
Corporate	—	—	—

Total sales	720,314	629,464	666,480
Inter-segment sales	(3,427)	(2,282)	(2,898)

Total net sales	$716,887	$627,182	$663,582

Operating segment income:
PCB	$68,028	$69,435	$63,464
Anaren	12,936	—	—
E-M Solutions	2,496	2,689	40
Corporate	(32,237)	(21,158)	(27,642)

Total operating segment income	51,223	50,966	35,862
Amortization of definite-lived intangibles	(19,489)	(5,910)	(5,861)

Total operating income	31,734	45,056	30,001
Total other expense	(14,275)	(18,747)	(14,854)

Income before income taxes	$17,459	$26,309	$15,147

RECONCILIATIONS1

	Second Quarter		First Quarter	First Two Quarters
	2018	2017	2018	2018	2017
Non-GAAP gross profit reconciliation[2]:
GAAP gross profit	$116,140	$95,867	$88,678	$204,818	$200,886
Add back item:
Inventory markup	4,900	—	—	4,900	—
Stock-based compensation	829	639	529	1,358	1,033

Non-GAAP gross profit	$121,869	$96,506	$89,207	$211,076	$201,919

Non-GAAP gross margin	17.0%	15.4%	13.4%	15.3%	16.1%

Non-GAAP operating income reconciliation[3]:
GAAP operating income	$31,734	$45,056	$30,001	$61,735	$97,626
Add back items:
Amortization of definite-lived intangibles	19,489	5,910	5,861	25,350	11,822
Stock-based compensation	5,867	5,000	3,622	9,489	8,628
(Gain)/loss on sale of assets	—	(1,251)	—	—	(2,800)
Inventory markup	4,900	—	—	4,900	—
Impairments, restructuring, acquisition-related, and other charges	7,429	417	5,034	12,463	1,126

Non-GAAP operating income	$69,419	$55,132	$44,518	$113,937	$116,402

Non-GAAP operating margin	9.7%	8.8%	6.7%	8.3%	9.3%

Non-GAAP net income and EPS attributable to stockholders reconciliation[4]:
GAAP net income attributable to stockholders	$84,004	$20,591	$10,097	$94,101	$53,550
Add back items:
Amortization of definite-lived intangibles	19,489	5,910	5,861	25,350	11,822
Stock-based compensation	5,867	5,000	3,622	9,489	8,628
Non-cash interest expense	3,353	2,726	3,054	6,407	5,353
(Gain)/loss on sale of assets	—	(1,251)	—	—	(2,800)
Inventory markup	4,900	—	—	4,900	—
Impairments, restructuring, acquisition-related, and other charges	7,742	417	5,263	13,005	1,126
Income taxes[5]	(73,073)	(119)	108	(72,965)	(5,212)

Non-GAAP net income attributable to stockholders	$52,282	$33,274	$28,005	$80,287	$72,467

Non-GAAP earnings per diluted share attributable to stockholders	$0.48	$0.31	$0.26	$0.74	$0.68

Non-GAAP diluted number of shares[6]:
Diluted shares	134,721	133,224	107,517	134,088	132,073
Dilutive effect of convertible debt	(25,938)	(25,940)	—	(25,938)	(25,940)

Non-GAAP diluted number of shares	108,783	107,284	107,517	108,150	106,133

Adjusted EBITDA reconciliation[7]:
GAAP net income	$84,004	$20,751	$10,097	$94,101	$53,876
Add back items:
Income tax provision (benefit)	(66,545)	5,558	5,050	(61,495)	9,697
Interest expense	20,453	12,922	13,747	34,200	26,518
Amortization of definite-lived intangibles	19,489	5,910	5,861	25,350	11,822
Depreciation expense	40,298	36,146	39,775	80,073	72,223
Stock-based compensation	5,867	5,000	3,622	9,489	8,628
(Gain)/loss on sale of assets	—	(1,251)	—	—	(2,800)
Inventory markup	4,900	—	—	4,900	—
Impairments, restructuring, acquisition-related, and other charges	7,429	417	5,034	12,463	1,126

Adjusted EBITDA	$115,895	$85,453	$83,186	$199,081	$181,090

Adjusted EBITDA margin	16.2%	13.6%	12.5%	14.4%	14.5%

Free cash flow reconciliation:
Operating cash flow	55,639	59,114	(14,261)	41,378	108,698
Capital expenditures, net	(38,948)	(45,626)	(42,139)	(81,087)	(69,004)

Free cash flow	$16,691	$13,488	$(56,400)	$(39,709)	$39,694

[1]	This information provides a reconciliation of non-GAAP gross profit, non-GAAP operating income, non-GAAP net income attributable to stockholders, non-GAAP EPS attributable to stockholders, and adjusted EBITDA to the financial information in our consolidated condensed statements of operations.

[2]	Non-GAAP gross profit and gross margin measures exclude stock-based compensation expense and inventory markup.

[3]	Non-GAAP operating income and operating margin measures exclude amortization of intangibles, stock-based compensation expense, gain on sale of assets, inventory markup, acquisition-related costs, asset impairments, restructuring and other charges.

[4]	This information provides non-GAAP net income attributable to stockholders and non-GAAP EPS attributable to stockholders, which are non-GAAP financial measures. Management believes that both measures — which add back amortization of intangibles, stock-based compensation expense, non-cash interest expense on debt (before consideration of capitalized interest), gain on sale of assets, inventory markup, acquisition-related costs, asset impairments, restructuring and other charges as well as the associated tax impact of these charges and discrete tax items — provide additional useful information to investors regarding the Company’s ongoing financial condition and results of operations.

[5]	Income tax adjustments reflect the difference between income taxes based on a non-GAAP tax rate and a forecasted annual GAAP tax rate.

[6]	Non-GAAP diluted number of shares used in computing non-GAAP earnings per share attributable to stockholders excludes the dilutive effect of convertible debt.

[7]	Adjusted EBITDA is defined as earnings before interest expense, income taxes, depreciation, amortization of intangibles, stock-based compensation expense, gain on sale of assets, inventory markup, acquisition-related costs, asset impairments, restructuring and other charges. We present adjusted EBITDA to enhance the understanding of our operating results, and it is a key measure we use to evaluate our operations. In addition, we provide our adjusted EBITDA because we believe that investors and securities analysts will find adjusted EBITDA to be a useful measure for evaluating our operating performance and comparing our operating performance with that of similar companies that have different capital structures and for evaluating our ability to meet our future debt service, capital expenditures, and working capital requirements. However, adjusted EBITDA should not be considered as an alternative to cash flows from operating activities as a measure of liquidity or as an alternative to net income as a measure of operating results in accordance with accounting principles generally accepted in the United States of America.